Exhibit 99.1

CONTACT:	John McNamara
Director—Investor Relations
StoneMor Partners L.P.
(215) 826-2945

STONEMOR PARTNERS L.P. PROVIDES UPDATE ON ACCOUNTING REVIEW

TREVOSE, PA – July 17, 2017 — StoneMor Partners L.P. (NYSE: STON) (“StoneMor” or the “Partnership”) today provided an update regarding its ongoing review of certain of the Partnership’s previously issued consolidated financial statements. The Partnership is working to complete the review, but at this time it remains ongoing. The Partnership continues to believe that the revisions to previously reported financial information resulting from this review will principally reflect a net decrease in deferred revenues and deferred selling costs and an increase in partners’ capital on its previously reported consolidated balance sheets. The Partnership also continues to expect that the results of these corrections will have an immaterial impact on cash flows for the three years ended December 31, 2016.

The Partnership remains committed to filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Form 10-K”) as promptly as practicable, and believes it will be able to do so within the next two to four weeks. The Partnership’s failure to file the Form 10-K before July 15, 2017 was an event of default under its revolving credit agreement.

Additionally, under the terms of its credit agreement, the Partnership is obligated to file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 (the “First Quarter 10-Q”) within 45 days after the Form 10-K is filed. The Partnership is also obligated to file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017 (the “Second Quarter 10-Q”) on or before August 14, 2017. Because of the ongoing accounting review and the work required to file multiple reports (Form 10-K, First Quarter 10-Q, and Second Quarter 10-Q) in such a condensed time period on or before August 14, 2017, the Partnership believes it is likely that it will not be able to file the Second Quarter 10-Q by that date. The Partnership has communicated with all its lenders that it will be seeking a waiver or other relief to extend the time for filing the Form 10-K and expects to seek similar relief to extend the time for filing the Second Quarter 10-Q.

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About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Trevose, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 316 cemeteries and 98 funeral homes in 27 states and Puerto Rico.

StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the restatement of StoneMor’s consolidated financial statements, expected timing of filings and efforts to obtain waivers or other relief from the Partnership’s lenders are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause actual results to differ materially from the results stated or implied in this press release. StoneMor’s major risks are related to uncertainties associated with the cash flow from pre-need and at-need sales, trusts and financings, which may impact StoneMor’s ability to meet its financial projections, service its debt, pay distributions, and increase its distributions, as well as with StoneMor’s ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures.

StoneMor’s additional risks and uncertainties include, but are not limited to, risks and uncertainties related to the following: the difficulty of predicting the timing of the completion of the restatement of its consolidated financial statements, its impact on the Partnership’s financial results and the timing of the related filings; additional information arising from the Partnership’s continuing analysis and review of its historical recognition of revenue and its prior financial statements and the performance of additional work in this regard, as well as the review and audit by the Partnership’s registered independent public accounting firm of the Partnership’s prior financial statements; the consequences of the Partnership’s delinquent filing of the Form 10-K, including that the U.S. Securities and Exchange Commission could institute an administrative proceeding seeking the revocation of the registration of the Partnership’s common units under the Exchange Act, and that the Partnership is delinquent in its required filings with the New York Stock Exchange (“NYSE”) and could ultimately face the possible delisting of its common units from the NYSE; the existence of a default under the Partnership’s credit facility because the Form 10-K was not filed prior to July 15, 2017; the existence of a default under the indenture governing its senior notes if the Form 10-K and any other delinquent report are not filed within 120 days after notice from the trustee under the indenture; and the Partnership’s ability to obtain relief from its creditors under its credit facility or the indenture governing its senior notes, the terms on which such relief might be granted and any restrictions that might be imposed in connection with any relief that might be obtained.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

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